EXHIBIT 5.1
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Sponsors and Trustee of Equity Income Fund,
Select Growth Portfolio 1997 Series A, Defined Asset Funds:

We consent to the use in this Registration Statement No. 333-17571 of our opinion dated February 10, 1997, relating to the Statement of Condition of Equity Income Fund Select Growth Portfolio 1997 Series A, Defined Asset Funds and to the reference to us under the heading 'Miscellaneous--Auditors' in the Prospectus which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
February 10, 1997